Exhibit 10.44

WESTROCK COMPANY

2020 INCENTIVE STOCK PLAN

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants, Stock Unit Grants and Cash Bonus Incentives to Eligible Employees and Eligible Directors in order to (1) attract and retain Eligible Employees and Eligible Directors, (2) provide an additional incentive to each Eligible Employee or Eligible Director to work to increase the value of Stock and (3) provide each Eligible Employee or Eligible Director with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders.

§ 2.

DEFINITIONS

2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Board — means the Board of Directors of the Company.

2.3 Cash Bonus Incentive — means a cash bonus incentive granted under § 9.5.

2.4 Cash Bonus Incentive Certificate — means the certificate (whether in electronic or written form) that sets forth the terms and conditions of a Cash Bonus Incentive granted under this Plan.

2.5 Change Effective Date — means either the date that includes the “closing” of the transaction that makes a Change in Control effective if the Change in Control is made effective through a transaction that has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction that has a “closing”.

2.6 Change in Control — means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such “change in control”, provided that a change in control shall in all events be deemed to have occurred at such time as

(a)

any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company;

(b)

during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(c)

the consummation of any reorganization, merger, consolidation or share exchange that results in the common stock of the Company being changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or

(d)

the consummation of any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.4(d)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (C) the percentage described in § 2.4(d)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.4 (d)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation that result from the beneficial ownership of shares of common stock of the Company by the persons described in § 2.4(d)(A) immediately before the consummation of such transaction.

2.7 Code — means the Internal Revenue Code of 1986, as amended.

2.8 Committee — means a committee of the Board that shall have at least two members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3.

2.9 Company — means WestRock Company and any successor to WestRock Company.

2.10 Eligible Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.11 Eligible Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan. For purposes of the Plan, an employee of any single-member limited liability company that is disregarded as a separate entity for federal income tax purposes will be considered to be employed by the entity that owns such limited liability company.

2.12 Fair Market Value — means, as of any date on which the fair market value of the stock is to be determined, either (a) the closing price on such date for a share of Stock as reported on the New York Stock Exchange or other national exchange on which the Shares are then traded, or, if no such closing price is available on such date, (b) such closing price for the immediately preceding business day, or, if no such closing price or if no such price quotation is available or (c) the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.13 ISO — means an option granted under this Plan to purchase Stock that is intended to satisfy the requirements of an “incentive stock option” under § 422 of the Code.

2.14 1933 Act — means the Securities Act of 1933, as amended.

2.15 1934 Act — means the Securities Exchange Act of 1934, as amended.

2.16 Non-ISO — means an option granted under this Plan to purchase Stock that is not intended to satisfy the requirements of § 422 of the Code.

2.17 Option — means an ISO or a Non-ISO that is granted under § 7.

2.18 Option Certificate — means the certificate (whether in electronic or written form) that sets forth the terms and conditions of an Option granted under this Plan.

2.19 Option Price — means the price that shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.20 Parent — means any corporation that is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.21 Plan — means this WestRock Company 2020 Incentive Stock Plan, effective as of the date approved by the stockholders of the Company and as amended from time to time thereafter.

2.22 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.23 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.24 Stock — means the common stock at par value $.01 per share, of the Company.

2.25 Stock Appreciation Right — means a right that is granted under § 8 to receive a payment equal to the appreciation in a share of Stock from the date of grant.

2.26 Stock Appreciation Right Certificate — means the certificate (whether in electronic or written form) that sets forth the terms and conditions of a Stock Appreciation Right that is not granted as part of an Option.

2.27 Stock Grant — means a grant under § 9 that is designed to result in the issuance of the number of shares of Stock described in such grant, rather than a payment in cash based on the Fair Market Value of such shares of Stock.

2.28 Stock Grant Certificate — means the certificate (whether in electronic or written form) that sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

2.29 Stock Unit Grant — means a grant under § 9 that is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant, rather than the issuance of the number of shares of Stock described in such grant.

2.30 Subsidiary — means a corporation that is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company. For purposes of the Plan, a “corporation” includes any noncorporate entity that is treated as a corporation under §7701 of the Code.

2.31 Substitute Awards — means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution, replacement or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or an Affiliate (or ultimate parent of such company) or with which the Company or an Affiliate combines.

2.31 Ten Percent Stockholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

3.1 Shares Reserved. There shall (subject to § 13) be reserved for issuance under this Plan 4,950,000 shares of Stock.

3.2 Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock that are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant that are forfeited, cancelled, expired, or for which cash is paid out rather than shares thereafter shall again become available for issuance under this Plan. If the Option Price under an Option is paid in whole or in part in shares of Stock, if shares of Stock are tendered to or withheld by the Company in satisfaction of any condition to a Stock Grant, if shares of Stock are tendered to or withheld by the Company to satisfy any tax withholding under § 16.3, such shares thereafter shall not become available for future grants under this Plan. Finally, if shares are issued or cash is paid pursuant to the exercise of a Stock Appreciation Right, the number of shares deemed issued upon such exercise for purposes of this § 3.2 shall be the full number of shares with respect to which appreciation is measured under the exercised Stock Appreciation Right.

3.3 Use of Proceeds. The proceeds that the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4 Applicable Limits.  No Eligible Director shall be granted awards under this Plan, including Options, Stock Appreciation Rights, Stock Grants, Stock Unit Grants and Cash Bonus Incentives, and / or paid a cash retainer in any calendar year under this Plan or any other arrangement with the Company for service in his or her capacity as an Eligible Director having an aggregate value, based on Fair Market Value where applicable, that exceeds $750,000.  For clarity, if an Eligible Director becomes an Eligible Employee during a calendar year, the foregoing limitation shall no longer apply.  The number of shares of Stock issuable under ISOs shall not exceed the number of shares set forth in Section 3.1.

3.5 Substitute Awards. Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to an Eligible Director or Eligible Employee in any period.  Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares of stock available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Stock authorized for delivery under the Plan; provided that awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, officers, or members of the board of directors of the Company or Subsidiaries, or consultants or other persons providing services to the Company or any Subsidiary, prior to such acquisition or combination.

§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date the stockholders of the Company (acting at a duly called meeting of such stockholders) approve the adoption of this Plan.

§ 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Eligible Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Eligible Director shall have the right to require him or her to execute an agreement that makes the Eligible Employee or Eligible Director subject to non-competition provisions and other restrictive covenants that run in favor of the Company. Subject to the limitations of the Delaware Corporation Law, the Committee may delegate its authority under the Plan to one or more officers of the Company.

§ 6.

ELIGIBILITY

Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees and all Eligible Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants, Stock Unit Grants and Cash Bonus Incentives under this Plan.

§ 7.

OPTIONS

7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Eligible Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent approval of the Company’s stockholders or to effect a cash buyout of any outstanding Option that has an Option Price per share in excess of the then Fair Market Value per share. Each grant of an Option to an Eligible Employee or Eligible Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one year period that starts on the date on which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option that would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date on which the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Stockholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either (a) in cash, (b) by check, (c) in Stock that is acceptable to the Committee, (d) through any cashless exercise procedure that is effected by an unrelated broker through a sale of Stock in the open market and that is acceptable to the Committee, (e) through any cashless exercise procedure that is acceptable to the Committee, including by having the Company withhold Stock that would otherwise be issued, or (f) in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date, as applicable, the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee or Stock that would otherwise be issued is withheld. Any method for the payment of the Option Price permitted pursuant to this § 7.4 may be used for the payment of any withholding requirements under § 16.3. Each Option Certificate shall be deemed to include the right to pay the Option Price in accordance with the procedure described in § 7.4(c) or § 7.4(e).

7.5	Exercise.

(a)

Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

	(1)	the date that is the fifth anniversary of the date on which the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Stockholder on the date the Option is granted, or
(2)

the date that is the tenth anniversary of the date on which the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO that is granted to an Eligible Employee who is not a Ten Percent Stockholder on the date the Option is granted.

(b)

Termination of Status as Eligible Employee or Eligible Director. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or an Eligible Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Eligible Directors under this Plan from time to time, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the SAR Value of any outstanding Stock Appreciation Rights absent approval of the Company’s stockholders or to effect a cash buyout of any outstanding Stock Appreciation Rights that has an SAR Value per share in excess of the then Fair Market Value per share of Stock on which the right to appreciation is based. Each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2	Terms and Conditions.
(a)

Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Eligible Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date that is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)

Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Eligible Director’s right to appreciation shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Eligible Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Eligible Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right that is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)

Minimum Period of Service. If the only condition to exercise of a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one year period that starts on the date on which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates.

An Eligible Employee or Eligible Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Eligible Directors. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Eligible Director’s interest in any Stock that has been issued will become non-forfeitable. As determined by the Committee, a Stock Grant may result in either (a) an immediate transfer of shares of Stock to Eligible Employee or Eligible Director under Section 9.2(b), subject to the requirement that such shares be returned to the Company upon any conditions imposed by the Committee or (b) a transfer of shares of Stock only upon the satisfaction of any conditions imposed by the Committee pursuant to Section 9.2(a).

9.2	Conditions.
(a)

Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one or more conditions that the Committee deems appropriate under the circumstances for Eligible Employees or Eligible Directors generally or for an Eligible Employee or an Eligible Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to such a Stock Grant shall be issued in the name of an Eligible Employee or Eligible Director only after each such condition, if any, has been timely satisfied, and any Stock that is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b)

Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Eligible Director under a Stock Grant non-forfeitable only upon the satisfaction of one or more objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Eligible Directors generally or for an Eligible Employee or an Eligible Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or an Eligible Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this § 9.2(b) before an Eligible Employee’s or Eligible Director’s interest in such share of Stock becomes non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee or Eligible Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Eligible Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c)

Minimum Period of Service. If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the one year period that starts on the date on which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

9.3	Dividends, Voting Rights and Creditor Status.
(a)

Cash Dividends. To the extent set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or an Eligible Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such cash dividend subject to the same conditions under § 9.2(b) as the related Stock Grant and shall pay such dividend to the Eligible Employee or Eligible Director only upon satisfaction of such conditions. In the case of a Stock Award providing for the transfer of Stock only upon the satisfaction of conditions imposed by the Committee, the Stock Grant Certificate may provide that the number of shares subject to the Stock Grant shall be automatically increased by the number of Shares that could be purchased with the dividends paid on an equivalent number of outstanding Shares.

(b)

Stock Dividends. If a stock dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or an Eligible Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant and shall pay such dividend to the Eligible Employee or Eligible Director only upon satisfaction of such conditions.

(c)

Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or an Eligible Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend subject to the same conditions under § 9.2(b) as the related Stock Grant and shall pay such dividend to the Eligible Employee or Eligible Director only upon satisfaction of such conditions.

(d)

Voting. Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee or an Eligible Director shall have the right to vote the Stock issued under his or her Stock Grant during the period that comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Eligible Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e)

General Creditor Status. Each Eligible Employee and each Eligible Director to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.

9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or an Eligible Director’s interest in such Stock becomes non-forfeitable under this Plan and the Stock Grant Certificate, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Eligible Director as soon as practicable thereafter.

9.5 Performance-Based Grants and Cash Bonus Incentives.

(a)

General. The Committee may (1) make Stock Grants and Stock Unit Grants and grant Cash Bonus Incentives to Eligible Employees subject to one or more performance goals described in § 9.5(b) or otherwise or (2) make Stock Grants or Stock Unit Grants or grant Cash Bonus Incentives under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect to such Stock Grant or Stock Unit Grant or Cash Bonus Incentive. Each grant of a Cash Bonus Incentive to an Eligible Employee or Eligible Director shall be evidenced by a Cash Bonus Incentive Certificate.

(b)

Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) return over capital costs or increases in return over capital costs, (2) return on invested capital or increases in return on invested capital, (3) operating performance or operating performance improvement, (4) safety record, (5) customer satisfaction or customer engagement surveys, (6) total earnings or the growth in such earnings, (7) consolidated earnings or the growth in such earnings, (8) earnings per share or the growth in such earnings, (9) net earnings or income or the growth in such earnings or income, (10) earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (11) earnings before interest and taxes or the growth in such earnings, (12) consolidated net income or the growth in such income, (13) the value of the Company’s common stock or the growth in such value, (14) the Company’s stock price or the growth in such price, (15) the weight or volume of paperboard or containerboard produced or converted, (16) return on assets or equity or the growth on such returns, (17) cash flow or the growth in such cash flow, (18) the Company’s total stockholder return or the growth in such return, (19) expenses or the reduction of such expenses, (20) sales or sales growth; (21) overhead ratios or changes in such ratios, (22) expense-to-sales ratios or the changes in such ratios, or (23) economic value added or changes in such value added. The performance goals for the participants will (as the Committee deems appropriate) be based on criteria related to Company-wide performance, division-specific or other business unit-specific performance (where the Committee can apply the business criteria on such basis), plant or facility-specific performance, department-specific performance, personal goal performance or any combination of the performance-based goals or criteria.

(c)

Alternative Goals. A performance goal under this § 9.5 may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indices. Further, the Committee may express any goal in alternatives, or in a range of alternatives, as the Committee deems appropriate or helpful, such as including or excluding (1) any acquisitions or dispositions, restructurings, discontinued operations, items of an unusual nature or of infrequency of occurrence or non-recurring items, and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (3) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

§ 10.

NON-TRANSFERABILITY

No Option, Stock Grant, Stock Unit Grant, Stock Appreciation Right or Cash Bonus Incentive shall (absent the Committee’s consent) be transferable by an Eligible Employee or an Eligible Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during an Eligible Employee’s or Eligible Director’s lifetime only by the Eligible Employee or Eligible Director; provided, however, that no Option will be transferred for value.  The person or persons to whom an Option, Stock Grant, Stock Unit Grant, Stock Appreciation Right or Cash Bonus Incentive is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Eligible Director.

§ 11.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Eligible Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee or Eligible Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant, Stock Unit Grant or Cash Bonus Incentive made under this Plan on or after the earlier of:

(1)

the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options, Stock Appreciation Rights and Cash Bonus Incentives have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)

the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

13.1 Capital Structure. The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)

any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)	any other transaction described in § 424(a) of the Code that does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

13.2 Available Shares. If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under § 13.1 without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3 Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code that does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have the right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

14.1 General Rules.

(a)

Continuation or Assumption. If as a part of a Change in Control there is a continuation by the Company of, or an assumption by the Company’s successor of, an outstanding Cash Bonus Incentive, Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, then (subject to § 14.1(c) and § 14.2) each Eligible Employee’s rights and each Eligible Director’s rights with respect to each such then outstanding grant under this Plan that is so continued or assumed shall vest in accordance with any service-based vesting schedule set forth in the terms of such grant unless the Eligible Employee’s employment or the Eligible Director’s service is terminated other than for “cause” or he or she resigns for “good reason” before he or she has the opportunity to satisfy such service requirement, in which event his or her interest in such grant shall vest 100% at the time of such termination. The terms “cause” and “good reason” shall be defined in the related Cash Bonus Incentive Certificate, Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate.

(b)

No Continuation or Assumption. If as a part of a Change in Control there is no continuation or assumption of an outstanding Cash Bonus Incentive, Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant described in § 14.1(a), then (subject to § 14.1(c) and § 14.2) each Eligible Employee’s rights and each Eligible Director’s rights with respect to each such then outstanding grant under this Plan that is not so continued or assumed shall vest 100% on the Change Effective Date and automatically shall be cancelled in exchange for (1) the payment due under any such Cash Bonus Incentive if the grant cancelled is a Cash Bonus Incentive, (2) a payment equal to the excess, if any, of the value assigned to a share of Stock in connection with such Change in Control over the Option Price or SAR Value, as applicable, times the number of shares of Stock subject to such Option or Stock Appreciation Right if the grant cancelled is an Option or a Stock Appreciation Right, (3) a payment equal to the value assigned to a share of Stock in connection with such Change in Control times the number of shares of Stock subject to a Stock Grant if the grant cancelled is a Stock Grant and (4) the payment due under any Stock Unit Grant if the grant cancelled is a Stock Unit Grant.

(c)

Performance Conditions. If vesting with respect to an outstanding Cash Bonus Incentive, Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant is based in whole or in part on the satisfaction of a performance condition, or more than one performance condition, that has a “target” level of performance and there is a Change in Control, then such performance “target,” or each such performance “target,” shall be deemed to have been met at 100% of the “target” on the Change Effective Date unless the Committee determines that such “target” performance has already been exceeded (in which event the Committee shall determine the appropriate level of performance with respect to such grant) or the related performance measurement period has expired before the Change Effective Date.

14.2 Exception to General Rules. The general rules set forth in § 14.1 shall be applicable except to the extent that there are different, special rules applicable to an Eligible Employee or an Eligible Director that are set forth his or her Cash Bonus Incentive Certificate, Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate or in an Eligible Employee’s employment agreement.

§ 15.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control that might adversely affect any rights that otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants, Stock Unit Grants or Cash Bonus Incentives under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right granted or Stock Grant or Cash Bonus Incentive made before such suspension or termination unless (1) the Eligible Employee or Eligible Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14.

§ 16.

MISCELLANEOUS

16.1 Stockholder Rights. No Eligible Employee or Eligible Director shall have any rights as a stockholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Eligible Director. An Eligible Employee’s or an Eligible Director’s rights as a stockholder in the shares of Stock that remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

16.2 No Contract of Employment. The grant of an Option, a Stock Appreciation Right, a Stock Grant, Stock Unit Grant or Cash Bonus Incentive to an Eligible Employee or Eligible Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Eligible Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate or Cash Bonus Incentive Certificate.

16.3 Withholding. Each Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant and Cash Bonus Incentive shall be made subject to the condition that the Eligible Employee or Eligible Director consents to whatever action the Committee directs to satisfy the applicable statutory federal and state tax withholding requirements, if any, including up to the maximum permissible statutory tax rate that the Company determines are applicable to the exercise of such Option, Stock Appreciation Right or Cash Bonus Incentive or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Eligible Director. No withholding shall be effected under this Plan that exceeds the maximum statutory federal and state withholding requirements.

16.4 Compensation Recoupment Policy. All outstanding awards and all payments made under the Plan shall be subject to any compensation recoupment or “clawback” policy of the Company providing for the recovery of compensation upon a material accounting restatement, as such policy is in effect from time to time. By accepting the grant of any award hereunder, each Eligible Employee shall be deemed to agree to be bound by such policy.

16.5 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. All references to applicable laws shall be deemed to include any amendments to such laws and any successor provisions to such laws. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate or Cash Bonus Incentive Certificate, the terms of this Plan shall control.

16.6 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or an Eligible Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement that restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

16.7 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant, Stock Appreciation Right or Cash Bonus Incentive to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Eligible Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.8 Section 409A. To the extent that any award granted or payment due under the Plan is considered “deferred compensation” subject to § 409A of the Code, the terms of the Plan and the terms of the applicable award agreement or certificate shall be interpreted and administered in a manner so that an Eligible Director or Eligible Employee who receives such an award shall not become subject to taxation under § 409A of the Code.

16.9 Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with an Eligible Employee or Eligible Director that expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant or Cash Bonus Incentive or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant or Cash Bonus Incentive, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant or Cash Bonus Incentive and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option, Stock Appreciation Right or Cash Bonus Incentive was granted or the Stock Grant, Stock Unit Grant or Cash Bonus Incentive was made.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

WESTROCK COMPANY

By:	/s/ Robert B. McIntosh

Date:	October 30, 2020